Exhibit 10.8
EXECUTION COPY
AMENDMENT No. 8 TO SECURED LOAN AGREEMENT
     AMENDMENT TO SECURED LOAN AGREEMENT (this “Amendment”), dated as of March 6, 2009, among WESTLB AG, NEW YORK BRANCH (the “Lender”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Collateral Agent” and “Securities Intermediary”), LEASE EQUITY APPRECIATION FUND I, L.P., a Delaware limited partnership (“LEAF” or the “Seller”), LEAF FINANCIAL CORPORATION, a Delaware corporation (the “Servicer”), LEAF FUNDING, INC., a Delaware corporation (the “Originator”) and LEAF FUND I, LLC, a Delaware limited liability company (the “Borrower”).
WITNESSETH:
     WHEREAS, the parties hereto are parties to the Secured Loan Agreement, dated as of December 31, 2004 (as modified, amended or supplemented from time to time, the “Secured Loan Agreement”);
     WHEREAS, pursuant to Section 14.04 of the Secured Loan Agreement, the parties hereto wish to amend the Secured Loan Agreement and hereby agree that the Secured Loan Agreement is hereby amended; and
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     SECTION 1. Definitions.
     (a) Whenever used in this Amendment, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A to the Secured Loan Agreement.
     (b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Amendment.
     SECTION 2. Amendments.
     (a) Settlement Procedures. Paragraph seventh of Section 3.03(b) of the Secured Loan Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:
          “seventh, from Available Funds and, if Available Funds are insufficient on or after the Facility Termination Date, from the Reserve Account Available Amount:
               (1) to the Borrower, an amount not to exceed $57,000, provided, however, that allocation of funds will be made pursuant to this clause (1) only (i) if the related Payment Date is on or prior to December 31, 2010, (ii) if, after giving effect to such allocation, the Borrowing Base exceeds the Total Outstanding Advances by an amount equal to the greater of (A) 10% of the Borrowing Base, and (B) $4,500,000, and (iii) if the Cumulative Net Loss of all Contracts in the Securitized Portfolio (including Contracts repurchased for credit reasons) is less than or equal to the percentage set forth below opposite the applicable calendar quarter as of the last day of such calendar quarter; provided that, only for purposes of the determination of this subclause (iii), (x) the Securitized Portfolio shall be only those Contracts held by the Borrower on April 1, 2009, and (y) the reference in the definition of Cumulative Net Loss to “the Closing Date” shall instead be to “April 1, 2009”:

Calendar Quarter Ending	Cumulative Net Losses
June 30, 2009	3.50%
September 30, 2009	4.50%
December 31, 2009	5.00%
March 31, 2010	5.25%
June 30, 2010	5.50%
September 30, 2010	5.75%
December 31, 2010	6.25%
     ; and
               (2) to the Lender, the Additional Principal Payment Amount remaining after allocation of funds pursuant to the preceding clauses;
     (b) Covenants of LEAF. Section 7.02 of the Secured Loan Agreement is hereby amended by deleting the text of item (jj) thereof and substituting therefor the word “[Reserved]”.
     (c) Event of Default. Section 8.01 of the Secured Loan Agreement is hereby amended by deleting the text of Subsections (l), (m), (n) and (w) thereof and substituting therefor the word “[Reserved]”.
     (d) Change of Control. The definition of Change of Control set forth in Appendix A of the Secured Loan Agreement is hereby amended by deleting the text of item (iv) thereof and substituting therefor the following:
          “(iv) any two of the following Persons shall cease to be employed by any LEAF Party in either (A) the position in which such Person was so employed as of the Closing Date or (B) a more senior position: Crit DeMent, Miles Herman and David H. English.”
     (e) Facility Termination Date. The definition of Facility Termination Date set forth in Appendix A to the Secured Loan Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:
          “Facility Termination Date” means, March 6, 2009.
     (f) Applicable Margin. Effective as of the date of execution of this Amendment, the Applicable Margin for all Advances shall be 0.95%, and all references in the Secured Loan Agreement to the “amount” or “margin” specified in clause (i) or clause (ii) of the definition of “Applicable Margin” as the applicable rate of interest shall mean and be a reference to the margin provided herein.
     (g) Servicer Advances. Effective as of the date of execution of this Amendment and notwithstanding Section 3.04 of the Servicing Agreement or Section 12.02(a)(vi) of the Secured Loan Agreement, the Servicer shall not make Servicer Advances with respect to the Securitized Portfolio.
     SECTION 3. Effective Date. The effective date of this Amendment shall be February 28, 2009.
     SECTION 4. Representations and Warranties.
     Borrower, LEAF and Servicer each hereby severally certifies as to itself that its respective representations and warranties set forth in Article VI of the Secured Loan Agreement (and any other representations and warranties made by Borrower, LEAF or Servicer in the Secured Loan Agreement) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date. In addition, Borrower, LEAF and Servicer each severally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Facility Termination Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event) shall have occurred and be continuing as of the date hereof nor shall any unwaived Facility Termination Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event) occur due to this Amendment becoming effective, (b) Borrower, LEAF and Servicer each has the power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary actions to authorize the execution and delivery of this Amendment, (c) no consent of any other person (including, without limitation, members or creditors of Borrower, LEAF or Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained, (d) the Secured Loan Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Servicer, LEAF and the Borrower, enforceable against them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or law), and (e) the execution, delivery and performance of this Amendment will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or the limited liability company agreement of Servicer, LEAF or Borrower or any material indenture, agreement, mortgage, deed of trust or other instrument to which Servicer, LEAF or the Borrower is a party or by which it is bound.
     SECTION 5. Ratification. Upon execution of this Amendment, the Secured Loan Agreement shall be amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and the terms of this Amendment shall be a part of the Secured Loan Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Amendment is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
     SECTION 6. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.
     SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument.
     SECTION 8. Severability of Provisions. If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.
     SECTION 9. Amendment. This Amendment may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.
     SECTION 10. Headings. The Section headings are not part of this Amendment and shall not be used in its interpretation.
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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEAF FUND I, LLC, as Borrower
By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	VP, Equipment Leasing

LEASE EQUITY APPRECIATION FUND I, L.P., as Seller
By:	LEAF FINANCIAL CORPORATION, as General Partner

By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	President/ COO

LEAF FINANCIAL CORPORATION, as Servicer
By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	President/ COO

LEAF FUNDING, INC., as Originator
By:	/s/ Miles Herman
	Name:	Miles Herman
	Title:	Senior Vice President

Amendment No. 8 to Secured Loan Agreement-LEAF I

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Securities Intermediary
By:	/s/ Diane L. Reynolds
	Name:	Diane L. Reynolds
	Title:	Vice President

Amendment No. 8 to Secured Loan Agreement-LEAF I

WESTLB AG, NEW YORK BRANCH, as Lender
By:	/s/ Matthew F. Tallo
	Name:	Matthew F. Tallo
	Title:	Executive Director

By:	/s/ Vesselina Koleva
	Name:	Vesselina Koleva
	Title:	Director

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